SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 16, 2011

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2011, Pure Bioscience, Inc. (the “Company”), received a deficiency letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s requirements for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the minimum bid price of the Company’s common stock has not equaled or exceeded $1.00 at least once over a period of 30 consecutive trading days. The Notification Letter does not impact the Company’s listing on the NASDAQ Capital Market at this time and the Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “PURE.”

NASDAQ explained in the Notification Letter that under NASDAQ Listing Rule 5810(c)(3)(A), the Company will be afforded 180 calendar days, or until March 14, 2012, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days. If the Company does not regain compliance by March 14, 2012, NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Capital Market. The Company may, however, be eligible for an additional grace period of 180 calendar days if it satisfies the continued listing requirement for market value of publicly held shares and all other initial listing standards (with the exception of the Bid Price Rule) for listing on the NASDAQ Capital Market, and submits a timely notification to NASDAQ of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.

The Company intends to actively monitor the bid price of our common stock and will consider available options to resolve the deficiency and regain compliance with the NASDAQ requirements. Such actions could include implementation of a reverse split of the Company’s common stock, which would need to be authorized by the Company’s stockholders, or other possible actions. However, the Company has not yet determined what action to pursue to ensure compliance with NASDAQ’s continued listing requirements, and there can be no assurance that the Company will be able to regain compliance with NASDAQ’s continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: September 22, 2011	By:	/s/ Michael Krall
Michael Krall, Chief Executive Officer